QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.32

FORM OF
GUARANTOR SECURITY AGREEMENT

        THIS SECURITY AGREEMENT (the "Security Agreement") is made and dated as of the 3rd day of September, 2002 by and between                        , a                         corporation ("Company"), and BANK OF THE WEST, doing business as UNITED CALIFORNIA BANK (the "Lender").

RECITALS

        A.    Pursuant to that certain Credit Agreement dated of even date herewith by and between Diedrich Coffee, Inc., a Delaware corporation (the "Borrower") and the Lender (as amended, extended and replaced from time to time, the "Credit Agreement," and with capitalized terms not otherwise defined herein used with the meanings given such terms in the Credit Agreement) the Lender has agreed to extend credit to the Borrower from time to time.

        B.    As a condition precedent to the Lender's obligation to extend credit under the Credit Agreement, Company entered into that certain Guaranty dated as of even date herewith (the "Guaranty"), pursuant to which Company guaranteed the Obligations of the Borrower under the Credit Agreement on the terms and conditions set forth therein.

        C.    As security for the payment and performance of the Secured Obligations (as defined in Paragraph 3 below), Company is required to execute and deliver this Security Agreement, and to grant to the Lender and to create a security interest in certain property of Company, as hereinafter provided.

        NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

        1.    Grant of Security Interest.    Company hereby pledges, assigns and grants to the Lender a security interest in the property described in Paragraph 2 below (collectively and severally, the "Collateral") to secure payment and performance of the Secured Obligations.

        2.    Collateral.    The Collateral shall consist of all right, title and interest of Company in and to the following:

          (a)  One hundred percent (100%) of all shares of capital stock, now owned or hereafter acquired by the Company of each now existing and hereafter formed or acquired directly owned Subsidiary of the Company, together with, in all cases, all new, substituted and additional securities at any time issued with respect thereto (collectively and severally, the "Pledged Shares") with all the Pledged Shares in existence as of the date hereof being listed and described on Schedule 1 hereto);

          (b)  All now existing and hereafter arising rights of the holder of Pledged Shares with respect thereto, including, without limitation, all voting rights and all rights to cash and noncash dividends and other distributions on account thereof;

          (c)  All now existing and hereafter arising accounts, chattel paper, documents, instruments, letter-of-credit rights, commercial tort claims, and general intangibles (as those terms are defined in the California Uniform Commercial Code as in effect from time to time (the "Code")) of Company, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights of Company now and hereafter arising in and to all security agreements, guaranties, leases and other writings securing or otherwise relating to any such accounts, chattel paper, documents, instruments, letter-of-credit rights, commercial tort claims and general intangibles;

          (d)  All inventory of Company, now owned and hereafter acquired, wherever located, including, without limitation, all merchandise, goods and other personal property which are held for sale or lease or leased by Company or to be furnished under a contract of service, all raw materials, work in process, materials used or consumed in Company's business and finished goods, all goods in which Company has an interest in mass or a joint or other interest or gifts of any kind (including goods in which Company has an interest or right as consignee), and all goods which are returned to or repossessed by Company, together with all additions and accessions thereto and replacements therefor and products thereof and documents therefor;

          (e)  All equipment of Company, now owned and hereafter acquired, wherever located, and all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor, including, without limitation, all machinery, tools, dies, blueprints, catalogues, computer hardware and software, furniture, furnishings and fixtures;

          (f)    All now existing and hereafter acquired Computer Hardware and Software Collateral, Copyright Collateral, Patent Collateral, Trademark Collateral and Trade Secrets Collateral (as those terms are defined in Paragraph 16 below) (collectively, the "Intellectual Property Collateral");

          (g)  All deposit accounts, now existing and hereafter arising or established, maintained in Company's name with any financial institution, and any and all funds at any time held therein and all certificates, instruments and other writings, if any, from time to time representing, evidencing or deposited into such accounts, and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

          (h)  All of Company's right, title and interest in and to (but not Company's obligations under) all now existing and hereafter arising contracts and agreements to which Company is party, including, without limitation, each of the agreements listed on Schedule 2 hereto, in each case as such agreements may be amended, supplemented or otherwise modified from time to time (such agreements, as so amended, supplemented or modified, individually, an "Assigned Agreement," and, collectively, the "Assigned Agreements"), including, without limitation, all rights of Company to receive moneys due and to become due under or pursuant to the Assigned Agreements, all rights of Company to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, all claims of Company for damages arising out of or for breach of or default under the Assigned Agreements, and all rights of Company to terminate, amend, supplement or modify the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder; provided, however, that with respect to any such contract or agreement where the grant of a security interest in Company's right, title and interest therein is prohibited by the terms thereof, or would give any other party the right to terminate its obligations thereunder, or is not permitted because any necessary consent to such grant has not been obtained, the Collateral shall include only the rights of Company to receive moneys due and to become due, if any, under or pursuant to such contract or agreement;

          (i)    All now existing and hereafter acquired books, records, writings, data bases, information and other property relating to, used or useful in connection with, embodying, incorporating or referring to, any of the foregoing Collateral;

          (j)    All other property of Company now or hereafter in the possession, custody or control of the Lender, and all property of Company in which the Lender now has or hereafter acquires a security interest;

          (k)  All now existing and hereafter acquired cash and cash equivalents held by Company not otherwise included in the foregoing Collateral; and

          (l)    All products and proceeds of the foregoing Collateral. For purposes of this Security Agreement, the term "proceeds" shall have the meaning provided in the Code, and also includes any voluntary or involuntary disposition, and all rights to payment, including return premiums, with respect to any insurance.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and the Company shall not be deemed to have granted a security interest in, any of the Company's rights or interests in any license, permit, contract or agreement (or in any Equipment leased or financed thereunder) to which the Company is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, permit, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, permit, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-401, 9-406(d), 9-407, 9-408 or 9-409 under the Code or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and the Company shall be deemed to have granted a security interest in, all such rights and interest as if such provision had never been in effect.

        3.    Secured Obligations.    The obligations secured by this Security Agreement shall consist of all obligations of Company under the Guaranty and each other Loan Document, in each case whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred (the "Secured Obligations").

        4.    Representations and Warranties.    In addition to all representations and warranties of Company set forth in the other Loan Documents, which are incorporated herein by this reference, Company hereby represents and warrants that:

          (a)  Company is the sole owner of and has good and marketable title to the Collateral (or, in the case of after-acquired Collateral, at the time Company acquires rights in the Collateral, except as specifically disclosed on Schedule 5 hereto.

          (b)  No Person has (or, in the case of after-acquired Collateral, at the time Company acquires rights therein, will have) any right, title, claim or interest (by way of security interest or other Lien or charge) in, against or to the Collateral other than as permitted by the Credit Agreement, except as specifically disclosed on Schedule 5 hereto.

          (c)  All information heretofore, herein or hereafter supplied to the Lender by or on behalf of Company with respect to the Collateral is accurate and complete in all material respects.

          (d)  Company has delivered to the Lender all instruments and chattel paper (in each case, in excess of $5,000.00) and other items of Collateral in which a security interest is or may be perfected by possession, together with such additional writings, including, without limitation, assignments, with respect thereto as the Lender shall request.

          (e)  The Company is (or, in the case of after-acquired Pledged Shares, at the time the Company acquires rights therein will be) the record and beneficial owner of, and has (and will have) good and marketable title to the Pledged Shares. The Pledged Shares have been (or will be) validly issued and are (or upon issuance will be) fully paid and non-assessable and there are no (and in the future will be no) outstanding options, warrants or shareholder or other similar agreements with respect to the Pledged Shares.

          (f)    All of the trademarks of the Company registered or applied to be registered with the United States Patent and Trademark Office as of the date hereof are as set forth on Schedule 3 hereto.

        5.    Covenants and Agreements of Company.    In addition to all covenants and agreements of Company set forth in the other Loan Documents, which are incorporated herein by this reference, Company hereby agrees, at no cost or expense to the Lender:

          (a)  To do all acts (other than acts which are required to be done by the Lender) that may be necessary to maintain, preserve and protect the Collateral and the first priority, perfected security interest of the Lender therein.

          (b)  Not to use or permit any Collateral to be used unlawfully or in violation of any provision of this Security Agreement, any other agreement with the Lender related hereto, or any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Company or affecting any of the Collateral or any contractual obligation affecting any of the Collateral.

          (c)  To pay promptly when due all taxes, assessments, charges, encumbrances and Liens now or hereafter imposed upon or affecting any Collateral.

          (d)  To appear in and defend any action or proceeding which may affect its title to or the Lender's interest in the Collateral.

          (e)  Not to surrender or lose possession of (other than to the Lender), sell, encumber, lease, rent, or otherwise dispose of or transfer any Collateral or right or interest therein except as expressly provided herein and in the other Loan Documents, and to keep the Collateral free of all levies and security interests or other Liens or charges except as permitted by the Credit Agreement or otherwise approved in writing by the Lender; provided, however, that, unless an Event of Default shall have occurred and be continuing, Company may, in the ordinary course of business, sell or lease any Collateral (1) consisting of Inventory, or (2) in connection with the closing of a retail store or the sale of a retail store in accordance with Paragraph 13(p) of the Credit Agreement.

          (f)    To account fully for and promptly deliver to the Lender, in the form received, all documents, chattel paper in excess of $5,000.00, all stock certificates evidencing Pledged Shares, instruments in excess of $5,000.00 and agreements constituting Collateral hereunder, and all proceeds of the Collateral received, all endorsed to the Lender or in blank, as requested by the Lender, and accompanied by such stock powers as appropriate and until so delivered all such documents, instruments, agreements and proceeds shall be held by Company in trust for the Lender, separate from all other property of Company.

          (g)  To keep separate, accurate and complete records of the Collateral and to provide the Lender with such records and such other reports and information relating to the Collateral as the Lender may reasonably request from time to time.

          (h)  To give the Lender thirty (30) days prior written notice of any change in Company's chief place of business or legal name or trade name(s) or style(s) referred to in Paragraph 11 below.

          (i)    To keep the records concerning the Collateral at the location(s) referred to in Paragraph 11 below and not to remove such records from such location(s) without the prior written consent of the Lender.

          (j)    To keep the Collateral at the warehouse location(s) referred to in Paragraph 11 below and not to remove the Collateral from such warehouse location(s) without the prior written consent of the Lender.

          (k)  To keep the Collateral in good condition and repair and not to cause or permit any waste or unusual or unreasonable depreciation of the Collateral.

        6.    Authorized Action by Secured Party.    Company hereby agrees that following the occurrence and during the continuance of an Event of Default, without presentment, notice or demand, and without affecting or impairing in any way the rights of the Lender with respect to the Collateral, the obligations of Company hereunder or the Secured Obligations, the Lender may, but shall not be obligated to and shall incur no liability to Company or any third party for failure to, take any action which Company is obligated by this Security Agreement to do and to exercise such rights and powers as Company might exercise with respect to the Collateral, and Company hereby irrevocably appoints the Lender as its attorney-in-fact to exercise such rights and powers, including without limitation, to:

          (a)  Collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral.

          (b)  Enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral.

          (c)  Insure, process and preserve the Collateral.

          (d)  Transfer the Collateral to its own or its nominee's name.

          (e)  Make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral.

          (f)    Subject to the provisions of Paragraph 7 below, notify any obligor on any Collateral to make payment directly to the Lender.

Company hereby grants to the Lender an exclusive, irrevocable power of attorney, with full power and authority in the place and stead of Company to take all such action permitted under this Paragraph 6; provided, however, that the Lender agrees that it shall not exercise such power of attorney unless there shall have occurred and be continuing an Event of Default. Company agrees to reimburse the Lender upon demand for any costs and expenses, including, without limitation, reasonable attorneys' fees, the Lender may incur while acting as Company's attorney-in-fact hereunder, all of which costs and expenses are included in the Secured Obligations secured hereby. It is further agreed and understood between the parties hereto that such care as the Lender gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in the Lender's possession; provided, however, that the Lender shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Secured Obligations or with respect to the Collateral.

        7.    Collection of Collateral Payments.

          (a)  Company shall, at its sole cost and expense, use commercially reasonable best efforts to obtain payment, when due and payable, of all sums due or to become due with respect to any Collateral ("Collateral Payments" or a "Collateral Payment"), including, without limitation, the taking of such action with respect thereto as the Lender may reasonably request, or, in the absence of such request, as Company may reasonably deem advisable; provided, however, that Company shall not, without the prior written consent of the Lender, grant or agree to any rebate, refund, compromise or extension with respect to any Collateral Payment or accept any prepayment on account thereof other than in the ordinary course of Company's business. Upon the request of the Lender made at any time following the occurrence and during the continuance of an Event of Default, Company will notify and direct any party who is or might become obligated to make any Collateral Payment, to make payment thereof to such accounts as the Lender may direct in writing and to execute all instruments and take all action required by the Lender to ensure the rights of the Lender in any Collateral subject to the Federal Assignment of Claims Act of 1940, as amended.

          (b)  Upon the request of the Lender made at any time following the occurrence and during the continuance of an Event of Default, Company will, forthwith upon receipt, transmit and deliver to the Lender, in the form received, all cash, checks, drafts and other instruments for the payment of money (properly endorsed where required so that such items may be collected by the Lender) which may be received by Company at any time as payment on account of any Collateral Payment and if such request shall be made, until delivery to the Lender, such items will be held in trust for the Lender and will not be commingled by Company with any of its other funds or property. Thereafter, the Lender is hereby authorized and empowered to endorse the name of Company on any check, draft or other instrument for the payment of money received by the Lender on account of any Collateral Payment if the Lender believes such endorsement is necessary or desirable for purposes of collection.

          (c)  Company will indemnify and save harmless the Lender from and against all reasonable liabilities and expenses on account of any adverse claim asserted against the Lender relating to any moneys received by the Lender on account of any Collateral Payment and such obligation of Company shall continue in effect after and notwithstanding the discharge of the Secured Obligations and the release of the security interest granted in Paragraph 1 above.

        8.    Additional Covenants Regarding Intellectual Property Collateral.

          (a)  Company shall not, unless it shall either reasonably and in good faith determine that such Collateral is of negligible economic value to Company or that there is a valid purpose to do otherwise:

            (1)  Permit any Patent Collateral to lapse or become abandoned or dedicated to the public or otherwise be unenforceable;

            (2)  (i) Fail to continue to use any of the Trademark Collateral in order to maintain all of the Trademark Collateral in full force free from any claim of abandonment for non-use, (ii) fail to maintain as in the past the quality of products and services offered under all of the Trademark Collateral, (iii) fail to employ all of the Trademark Collateral registered with any Federal or state or foreign authority with an appropriate notice of such registration, (iv) adopt or use any other Trademark which is confusingly similar or a colorable imitation of any of the Trademark Collateral, (v) use any of the Trademark Collateral registered with any Federal or state or foreign authority except for the uses for which registration or application for registration of all of the Trademark Collateral has been made, or (vi) do or permit any act or knowingly omit to do any act whereby any of the Trademark Collateral may lapse or become invalid or unenforceable; or

            (3)  Do or permit any act or knowingly omit to do any act whereby any of the Copyright Collateral or any of the Trade Secrets Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof.

          (b)  Company shall notify the Lender immediately if it knows, or has reason to know, that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding Company's ownership of any of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same.

          (c)  In no event shall Company or any of its agents, employees, designees or licensees file an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any. political subdivision thereof, unless it promptly informs the Lender, and upon request of the Lender, executes and delivers any and all agreements, instruments, documents and papers as the Lender may reasonably request to evidence the Lender's security interest in such Intellectual Property Collateral and the goodwill and general intangibles of Company relating thereto or represented thereby.

          (d)  Company shall, contemporaneously herewith, execute and deliver to the Lender such supplemental agreements for filing in the United States Patent and Trademark Office and United States Copyright Office as the Lender may require and shall execute and deliver to the Lender any other document required to acknowledge or register or perfect the Lender's interest in any part of the Intellectual Property Collateral.

        9.    Administration of the Pledged Shares.    In addition to any provisions of this Security Agreement which govern the administration of the Collateral generally, the following provisions shall govern the administration of the Pledged Shares:

          (a)  Until there shall have occurred and be continuing an Event of Default, the Company shall be entitled to vote or consent with respect to the Pledged Shares in any manner not inconsistent with this Security Agreement or any document or instrument delivered or to be delivered pursuant to or in connection with any thereof and to receive all dividends paid with respect to the Pledged Shares. If there shall have occurred and be continuing an Event of Default and the Lender shall have notified the Company that the Lender desires to exercise its proxy rights with respect to all or a portion of the Pledged Shares, the Company hereby grants to the Lender an irrevocable proxy for the Pledged Shares pursuant to which proxy the Lender shall be entitled to vote or consent, in its discretion, and in such event the Company agrees to deliver to the Lender such further evidence of the grant of such proxy as the Lender may request.

          (b)  In the event that at any time or from time to time after the date hereof, the Company, as record and beneficial owner of the Pledged Shares, shall receive or shall become entitled to receive, any dividend or any other distribution whether in securities or property by way of stock split, spin-off, split-up or reclassification, combination of shares or the like, or in case of any reorganization, consolidation or merger, and the Company, as record and beneficial owner of the Pledged Shares, shall thereby be entitled to receive securities or property in respect of such Pledged Shares, then and in each such case, the Company shall deliver to the Lender and the Lender shall be entitled to receive and retain all such securities or property as part of the Pledged Shares as security for the payment and performance of the Secured Obligations; provided, however, that until there shall have occurred and be continuing an Event of Default, the Company shall be entitled to retain any cash dividends paid on account of the Pledged Shares.

          (c)  Upon the occurrence and during the continuation of an Event of Default, the Lender is authorized to sell the Pledged Shares and, at any such sale of any of the Pledged Shares, if it deems it advisable to do so, to restrict the prospective bidders or purchasers to persons or entities who (1) will represent and agree that they are purchasing for their own account, for investment, and not with a view to the distribution or sale of any of the Pledged Shares; and (2) satisfy the offeree and purchaser requirements for a valid private placement transaction under Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and under Securities and Exchange Commission Release Nos. 33-6383; 34-18524; 35-22407; 39-700; IC-12264; AS-306, or under any similar statute, rule or regulation. the Company agrees that disposition of the Pledged Shares pursuant to any private sale made as provided above may be at prices and on other terms less favorable than if the Pledged Shares were sold at public sale, and that the Lender has no obligation to delay the sale of any Pledged Shares for public sale under the Act. The Company agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. In the event that the Lender elects to sell the Pledged Shares, or part of them, and there is a public market for the Pledged Shares, in a public sale the Company shall use its commercially reasonable best efforts to register and qualify the Pledged Shares, or applicable part thereof, under the Act and all state Blue Sky or securities laws required by the proposed terms of sale and all expenses thereof shall be payable by the Company, including, but not limited to, all costs of (i) registration or qualification of, under the Act or any state Blue Sky or securities laws or pursuant to any applicable rule or regulation issued pursuant thereto, any Pledged Shares, and (ii) sale of such Pledged Shares, including, but not limited to, brokers' or underwriters' commissions, fees or discounts, accounting and legal fees, costs of printing and other expenses of transfer and sale.

          (d)  If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Pledged Shares, or any part thereof, the Company will execute such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use its commercially reasonable best efforts to secure the same.

          (e)  Nothing contained in this Paragraph 9 shall be deemed to limit the other obligations of the Company contained in the Credit Agreement or this Security Agreement and the rights of the Lender hereunder or thereunder.

        10.    Remedies.    Upon the occurrence and during the continuance of an Event of Default, the Lender may, without notice to or demand on Company and in addition to all rights and remedies available to the Lender with respect to the Secured Obligations, at law, in equity or otherwise, do any one or more of the following:

          (a)  Foreclose or otherwise enforce the Lender's security interest in any manner permitted by law or provided for in this Security Agreement.

          (b)  Sell, lease or otherwise dispose of any Collateral at one or more public or private sales at the Lender's place of business or any other place or places, including, without limitation, any broker's board or securities exchange, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as the Lender may determine.

          (c)  Recover from Company all costs and expenses, including, without limitation, reasonable attorneys' fees (including the allocated cost of internal counsel), incurred or paid by the Lender in exercising any right, power or remedy provided by this Subsidiary Security Agreement.

          (d)  Require Company to assemble the Collateral and make it available to the Lender at a place to be designated by the Lender.

          (e)  Enter onto property where any Collateral is located and take possession thereof with or without judicial process.

          (f)    Prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Lender deems appropriate and in connection with such preparation and disposition, without charge, use any trademark, tradename, copyright, patent or technical process used by Company.

Company shall be given five (5) Business Days' prior notice of the time and place of any public sale or of the time after which any private sale or other intended disposition of Collateral is to be made, which notice Company hereby agrees shall be deemed reasonable notice thereof. Upon any sale or other disposition pursuant to this Security Agreement, the Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral or portion thereof so sold or disposed of. Each purchaser at any such sale or other disposition (including the Lender) shall hold the Collateral free from any claim or right of whatever kind, including any equity or right of redemption of Company and Company specifically waives (to the extent permitted by law) all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted.

        11.    Chief Place of Business; Collateral Location; Records Location.    Company represents that the state in which it was organized and its chief place of business are as set forth on Schedule 4 attached hereto; that the only trade name(s) or style(s) used by Company are set forth on said Schedule 4; and that, except as otherwise disclosed to the Lender in writing prior to the date hereof, the Collateral and Company's records concerning the Collateral are located at its chief place of business.

        12.    Waiver of Hearing.    Company expressly waives to the extent permitted under applicable law any constitutional or other right to a judicial hearing prior to the time the Lender takes possession or disposes of the Collateral upon the occurrence and during the continuance of an Event of Default.

        13.    Cumulative Rights.    The rights, powers and remedies of the Lender under this Security Agreement shall be in addition to all rights, powers and remedies given to the Lender by virtue of any statute or rule of law, the Credit Agreement or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Lender's security interest in the Collateral.

        14.    Waiver.    Any forbearance or failure or delay by the Lender in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy of the Lender shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by the Lender. Company waives any right to require the Lender to proceed against any person or to exhaust any Collateral or to pursue any remedy in the Lender's power.

        15.    Setoff.    Company agrees that the Lender may exercise its rights of setoff with respect to the Secured Obligations in the same manner as if the Secured Obligations were unsecured.

        16.    Intellectual Property Collateral.    For purposes of this Security Agreement, the following capitalized terms shall have the following meanings:

          "Computer Hardware and Software Collateral" means all of Company's right, title and interest in all now existing and hereafter created or acquired:

          (a)  Computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware;

          (b)  Software programs (including both source code, object code and all related applications and data files), whether owned, licensed or leased, designed for use on the computers and electronic data processing hardware described in subparagraph (a) above;

          (c)  All firmware associated therewith;

          (d)  All documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such hardware, software and firmware described in subparagraph (a) through (c) above; and

          (e)  All rights with respect to all of the foregoing, including, without limitation, any and all of Company's copyrights, licenses, options, warranties, service contracts, program services, test rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing.

          "Copyright Collateral" means copyrights and all semi-conductor chip product mask works of Company, whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world including, without limitation, all of Company's right, title and interest in and to all copyrights and mask works registered in the United States Copyright Office or anywhere else in the world, and all applications for registration thereof, whether pending or in preparation, all copyright and mask work licenses, the right of Company to sue for past, present and future infringements of any thereof, all rights of Company corresponding thereto throughout the world, all extensions and renewals of any thereof and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims damages and proceeds of suit.

          "Patent Collateral" means:

          (a)  All of Company's letters patent and applications for letters patent throughout the world, including all of Company's patent applications in preparation for filing anywhere in the world and with the United States Patent and Trademark Office;

          (b)  All of Company's patent licenses;

          (c)  All reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clauses (a) and (b); and

          (d)  All proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringements suits), the right of Company to sue third parties for past, present or future infringements of any patent or patent application of Company, and for breach of enforcement of any patent license, and all rights corresponding thereto throughout the world.

          "Trademark Collateral" means:

          (a)  All of Company's trademarks, trade names, corporate names, business names, fictitious business names, trade styles, service marks, certification makers, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this clause (a) being collectively called a "Trademark"), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country;

          (b)  All of Company's Trademark licenses;

          (c)  All reissues, extensions or renewals of any of the items described in clauses (a) and (b);

          (d)  All of the goodwill of the business of Company connected with the use of, and symbolized by the items described in, clauses (a) and (b), and

          (e)  All proceeds of, and rights of Company associated with, the foregoing, including any claim by Company against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license.

          "Trade Secrets Collateral" means common law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of Company (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

        17.    Financing Statements.    The Company hereby acknowledges and agrees that the Lender, in connection with the filing of any UCC financing statements necessary to perfect or maintain the perfection of its Lien in the Collateral hereunder, may utilize a general description of the Collateral, such as "all now owned and hereafter acquired personal property of the Company."

        18    Governing Law.    This Security Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

        IN WITNESS WHEREOF, this Security Agreement is executed as of the day and year first above written.

[GUARANTOR]
By:
Name:
Its:
By:
Name:
Its:
BANK OF THE WEST, doing business as UNITED CALIFORNIA BANK
By:
Name:
Its:

QuickLinks

  EXHIBIT 10.32
FORM OF GUARANTOR SECURITY AGREEMENT
RECITALS
AGREEMENT